Exhibit 10.2:

RECORDATION REQUESTED BY:
BUSEY BANK
an Illinois banking corporation
201 West Main
P.O. Box 17430
Urbana, Illinois 61803-7430

PREPARED BY AND RETURN TO:
Cheryl Ross
BUSEY BANK,
an Illinois banking corporation
201 West Main
P.O. Box 17430
Urbana, Illinois 61803-7430

SPACE ABOVE THIS LINE FOR RECORDERS USE ONLY

COMMERCIAL MORTGAGE

THIS MORTGAGE is made this 27th day of May, 2005, between the Mortgagor, Hudson Technologies Company, (herein "Borrower") and the Mortgagee, BUSEY BANK, an Illinois banking corporation, at its office in Urbana, Illinois (herein "Lender").

WHEREAS, Borrower is indebted to Lender in the principal sum of Nine hundred forty five thousand and 00/100 DOLLARS, which indebtedness is evidenced by Borrower's note dated May 27, 2005 (herein "Note"), payable as therein provided, with the balance of the indebtedness, if not sooner paid, due and payable on June 1, 2012, and;

WHEREAS, Borrower has or may in the future enter into a loan agreement or loan agreements pertaining to the financing evidenced by the Note (said agreement or agreements hereinafter referred to as Agreement).

TO SECURE to Lender the repayment of advances and future advances made under the Note and any renewals and extensions thereof, with interest thereon, any other advances and future advances under the Agreement, together with interest thereon, and the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage and the performance of the covenants and agreements of Borrower herein contained, provided that at no time shall the principal amount of the indebtedness secured by this Mortgage, not including sums advanced in accordance herewith to protect the security of the Mortgage, exceed the amount of the original Note or renewals or extensions thereof, Borrower does hereby mortgage, warrant, grant and convey to Lender the following described property located in the County of Champaign, State of Illinois:

A part of the Northwest Quarter of the Northwest Quarter of Section 35, Township 20 North, Range 8 East of the Third Principal Meridian in Champaign County, Illinois, described as follows:

Beginning at the Northwest corner of Section 35, Township 20 North, Range 8 East of the Third Principal Meridian, thence South 89 degrees 18 minutes 06 seconds East along the North line of said Section 35, 50.00 feet for a true point of beginning; thence South 89 degrees 18 minutes 06 seconds East along the North line of Section 35, 400.00 feet; thence South 00 degrees 41 minutes 54 seconds West, 465.00 feet; thence North 89 degrees 18 minutes 06 seconds West parallel with the North line of said Section 35, 378.49 feet to the Easterly right of way line of Fisher Road, thence North 02 degrees 51 minutes 14 second West along the Easterly right of way line of Fisher Road, 310.71 feet; thence North 00 degrees 08 minutes 07 seconds West along the Easterly right of way line of Fisher Road, 154.90 feet to the place of beginning, situated in Champaign County, Illinois

Together with all the improvements now or hereafter erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Mortgage; and all of the foregoing, together with said property (or the leasehold estate in the event this Mortgage is on a leasehold) and herein referred to as the "Property".

Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to mortgage, warrant, grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend generally the title to the Property against all claims and demands, subject to any easements and restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Lender's interest in the Property.

UNIFORM COVENANTS. BORROWER AND LENDER covenant and agree as follows:

1. PAYMENT OF PRINCIPAL AND INTEREST AND OTHER PERFORMANCE. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note and prepayment and late charges as provided in the Note, and will perform or cause to be performed all of the provisions, covenants, and agreements under the Agreement.

2. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, all payments received by Lender under the Note shall be applied by Lender first in payment of interest payable on the Note and then to the principal of the Note.

3. CHARGES; LIENS. Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Mortgage, and ground rents, if any, by Borrower making payment, when due, directly to the payee thereof. Borrower shall promptly furnish to Lender all notices of amounts due under this paragraph, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments. Borrower shall promptly discharge any lien which has priority over this Mortgage; provided, that Borrower shall not be required to discharge any such lien so long as Borrower shall agree in writing to the payment of the obligation secured by such lien in a manner acceptable to Lender, or shall in good faith contest such lien by, or defend enforcement of such lien in, legal proceedings which operate to prevent the enforcement of the lien or forfeiture of the Property or any part thereof.

4. HAZARD INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term "extended coverage", and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Mortgage.

The insurance carrier providing the insurance shall be chosen by Borrower subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. All premiums on insurance policies shall be paid by Borrower making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in form acceptable to Lender and shall include a standard mortgage clause in favor of and in form acceptable to Lender. Lender shall have the right to hold the policies and renewals thereof, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender, and Lender may make proof of loss if not made promptly by Borrower.

Unless Lender and Borrower otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Mortgage is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Mortgage would be impaired, the insurance proceeds shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower or if Borrower fails to respond to Lender within 30 days after notice by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds at Lender's option either to restoration or repair of the Property or to the sums secured by this Mortgage.

Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments or change the amount of such installments.

If under paragraph 17 hereof the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof (to the extent of the sums secured by this Mortgage immediately prior to such sale or acquisition) resulting from damage to the Property prior to the sale or acquisition shall pass to Lender.

5. FLOOD INSURANCE. If the property hereby conveyed and mortgaged is deemed to be located in a Flood Hazard Area as designated by the Department of Housing and Urban Development, Borrower agrees to insure the property with flood hazard insurance and keep the same in force until the indebtedness hereby secured is paid in full.

6. PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS; CONDOMINIUMS. Borrower shall keep the Property in good repair and shall not permit or commit waste, impairment or deterioration of the Property and shall comply with the provisions of any lease, if this Mortgage is on a leasehold. If this Mortgage is on a condominium unit, Borrower shall perform all of Borrower's obligations under the declaration of condominium or master deed, the by-laws and regulations of the condominium project and constituent documents.

7. PROTECTION OF LENDER'S SECURITY. If Borrower fails to perform the covenants and agreements contained in this Mortgage, or under the Agreement, or if any action or proceeding is commenced which materially affects Lender's interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender's option, upon notice to Borrower, may make such appearances, disburse such sums and take such action as is necessary to protect Lender's interest, including, but not limited to, disbursement of reasonable attorney's fees and entry upon the Property to make repairs. Any amounts disbursed by Lender pursuant to this paragraph 7, with interest thereon, shall become additional indebtedness of Borrower secured by this Mortgage. Unless Borrower and Lender agree to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible by applicable law. Nothing contained in this paragraph 7 shall require Lender to incur any expense or do any act hereunder, and Borrower expressly waives any right of action against Lender resulting from Lender's action or failure to act under this paragraph

8. INSPECTION. Lender may make or cause to be made reasonable entries upon and inspections of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefor related to Lender's interest in the Property.

9. CONDEMNATION. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender. In the event of a total or partial taking of the Property, the proceeds shall be applied to the sums secured by this Mortgage, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower or if after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within 30 days of the date of such notice, Lender is authorized to collect and apply the proceeds at Lender's option either to restoration or repair of the Property or to the sums secured by this Mortgage.

Unless Lender and Borrower otherwise agree in writing, any such application of proceeds to principal shall not extend or postpone the due date of the monthly installments or change the amount of such installments.

10. BORROWER NOT RELEASED. Extension of the time for payment or modification of amortization of the sums secured by this Mortgage granted by Lender to any successor in interest of Borrower shall not operate to release, in any matter, the liability of the original Borrower and Borrower's successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower and Borrower's successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Mortgage by reason of any demand made by the original Borrower and Borrower's successors in interest.

If, in the opinion of Lender's Counsel, payments received on the indebtedness secured by this Mortgage may be required to be returned as a preference or a fraudulent conveyance under the United States Bankruptcy Code or under the laws of the State of Illinois and until determined to the contrary by appropriate, non-appealable, court order, Lender may consider such payments as not having been made, the sums represented by such payments shall continue to be secured by this Mortgage, and the Borrower shall not be released to such extent.

11. HAZARDOUS SUBSTANCES, AND COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The terms "hazardous waste", "hazardous substance", "disposal", "release", and "threatened release", as used in this Mortgage, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., The Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum by-products or any fraction thereof and asbestos. Borrower authorizes Lender and its agents to enter upon the Property at reasonable times with three (3) business days advance notice and make such inspections and tests, as Lender may deem appropriate to determine compliance of the Property with this Paragraph 11. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. Lender shall provide Borrower with a copy of the test results. Borrower hereby agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this Paragraph 11 by Borrower. The provisions of this Paragraph 11, including the obligation to indemnify, shall survive the payment of the Note and the satisfaction and reconveyance of the lien of this Mortgage and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise. Borrower shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceedings, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

12. FOREBEARANCE BY LENDER NOT A WAIVER. Any forebearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy hereunder. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the indebtedness secured by this Mortgage.

13. REMEDIES CUMULATIVE. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage, the Note or the Agreement, or afforded by law or equity, and may be exercised concurrently, independently or successively.

14. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of paragraph 16 hereof. All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

15. NOTICE. Any notice to Borrower provided for in this Mortgage shall be given by mailing such notice addressed to Borrower at the Addresses stated below, and shall be deemed effective as of the date of mailing.

16. TRANSFER OF THE PROPERTY. If all or any part of the property or any interest therein is sold, conveyed or otherwise transferred by Borrower (such transfer shall include the sale, conveyance, or other transfer of the beneficial interest of a trust or estate holding title, now or in the future, to the Property), Borrower will so inform Lender, and Lender may, at Lender's option, declare all the sums secured by this Mortgage to be immediately due and payable.

17. ACCELERATION; REMEDIES. In the event Borrower fails to perform or cause to be performed any covenant or agreement or any warranties are untrue or incorrect under this Mortgage, the Note or the Agreement, including the covenants to pay when due any sums secured by this Mortgage, Lender may declare all of the sums secured by this Mortgage to be immediately due and payable without further demand and may foreclose this Mortgage by judicial proceeding. Lender shall be entitled to collect in such proceeding all expenses of foreclosure, including, but not limited to, reasonable attorney's fees, and costs of documentary evidence, abstracts and title reports.

18. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; LENDER IN POSSESSION. As additional security hereunder, Borrower hereby assigns to Lender all the rents, leases, crops, and profits of the Property.

Upon acceleration hereunder or under the Note or abandonment of the Property, and at any time prior to the expiration of any period of redemption following judicial sale, Lender, in person, by agent or by judicially appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lender or the receiver shall be applied first to payment of the costs of management of the Property and collection of rents, including, but not limited to, receiver's fees, premiums on receiver's bonds and reasonable attorney's fees, and then to the sums secured by this Mortgage. Lender and the receiver shall be liable to account only for those rents actually received.

19. SUBORDINATE FINANCING. No other debt is allowed against the Property without the prior written consent of Lender.

20. WAIVER OF THE RIGHT OF REINSTATEMENT AND REDEMPTION. Unless the Property is residential real estate or agricultural real estate as defined in the Illinois Mortgage Foreclosure Law, Mortgagor hereby waives any and all rights of reinstatement and redemption from sale in any foreclosure of this mortgage. If the Property is agricultural real estate and the Mortgagor is a corporation or a corporate trustee, Mortgagor hereby waives any and all rights of reinstatement and redemption from sale in any foreclosure of this mortgage.

21. WAIVER OF HOMESTEAD. Borrower hereby waives all right of homestead exemption in the Property.

IN WITNESS WHEREOF, Borrowers have executed this mortgage the day and year first above written.
Hudson Technologies Company

By:	/S/ Brian F. Coleman
Brian F. Coleman

Its:	President

Property Address:	3402 N. Mattis
Champaign, IL 61822

Pin:	41-14-35-100-049

STATE OF ILLINOIS	)
	)	SS.
CHAMPAIGN COUNTY	)

I, the undersigned, a Notary Public in and for the county and state aforesaid do hereby certify that Brian F. Coleman personally known to me to be the President, of Hudson Technologies Company, and personally known to me to be the same person(s) whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that as such he/she/they signed the said instrument and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as his/her/their free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this 27th day of May, 2005.
/S/ Thomas P. Zugibe
"Notary Public"

My commission expires: 11/30/06
Thomas P. Zugibe
Notary Public, State of New York
No. 4717110
Qualified in Rockland County
Commission Expires 11/30/06